CONSENT OF INDEPENDENT ACCOUNTANTS

EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
infoUSA Inc.:

We consent to incorporation by reference in the registration statements (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106, and No. 333-73092) on Form S-8 of infoUSA Inc. of our report dated June 10, 2003, relating to the financial statements and supplemental schedule of infoUSA Inc. 401(k) Plan, which report appears in the December 31, 2002 annual report on Form 11-K of infoUSA Inc.

/s/ KPMG LLP KPMG LLP